UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2025

Fly-E Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42122	92-0981080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

136-40 39th Avenue, Suite 202 Flushing, New York	11354
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (929) 410-2770

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value per share	FLYE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Standard; Transfer of Listing.

As previously disclosed, on November 25, 2025, Fly-E Group, Inc. (the “Company”) received a written notice from the listing qualifications staff of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it did not satisfy Nasdaq Listing Rule 5250(c)(1) (the “Rule”), as a result of not having timely filed with the U.S. Securities and Exchange Commission its Form 10-Q for the period ended September 30, 2025 (the “Form 10-Q”).

The Company filed the Form 10-Q on December 18, 2025, and received a letter from Nasdaq informing the Company that it has regained compliance with the Rule as a result of the Company’s filing of its Form 10-Q (the “Letter”). As the Company has regained compliance, the receipt of the Letter confirmed that the matter was now closed.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fly-E Group, Inc.

Date: December 29, 2025	By:	/s/ Zhou Ou
	Name:	Zhou Ou
	Title:	Chief Executive Officer

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